Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-858-658-4813 (ph) 1-858-651-9303 (fax)
e-mail: ir@qualcomm.com
Qualcomm Announces Second Quarter Fiscal 2008 Results
Revenues $2.6 Billion, EPS $0.47
Pro Forma EPS $0.54, up 8 percent year-over-year
Raises Fiscal 2008 Revenue and Earnings Guidance
SAN DIEGO — April 23, 2008 — Qualcomm Incorporated (NASDAQ: QCOM) today announced results for the second fiscal quarter of 2008 ended March 30, 2008.
Total Qualcomm (GAAP) Second Quarter Results
Total Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.61 billion, up 17 percent year-over-year and 7 percent sequentially.

•	Net income: $766 million, up 6 percent year-over-year and even sequentially.

•	Diluted earnings per share: $0.47, up 9 percent year-over-year and 2 percent sequentially.

•	Effective tax rate: 15 percent for the quarter. Fiscal 2008 estimated tax rate of approximately 16 percent.

•	Estimated share-based compensation: $88 million, net of tax, up 5 percent year-over-year and 4 percent sequentially.

•	Operating cash flow: $947 million, down 4 percent year-over-year; 36 percent of revenues.

•	Return of capital to stockholders: $1.2 billion, including $455 million, or $0.28 per share of cash dividends paid (relating to dividends declared in the first and second quarters) and $769 million to repurchase 20.2 million shares of our common stock.
-more-

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 2 of 18
Qualcomm Pro Forma Second Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.60 billion, up 17 percent year-over-year and 7 percent sequentially.

•	Net income: $894 million, up 7 percent year-over-year and 3 percent sequentially.

•	Diluted earnings per share: $0.54, up 8 percent year-over-year and 4 percent sequentially; excludes $0.02 loss per share attributable to the QSI segment and $0.05 loss per share attributable to certain estimated share-based compensation.

•	Effective tax rate: 19 percent for the quarter. Fiscal 2008 estimated tax rate of approximately 20 percent.

•	Free cash flow: $775 million, down 29 percent year-over-year; 30 percent of revenues (defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between total Qualcomm (GAAP) results and cash flow and Qualcomm pro forma results and cash flow are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
“We delivered another strong quarter as worldwide adoption of 3G CDMA-based products and services continues to accelerate,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “Together with our partners, our ongoing focus on innovation, execution and quality provides compelling solutions for the global wireless market. Our financial results reflect another record quarter of both MSM chipset and CDMA-based device shipments.”
“We continue to execute on our strategic objectives and are pleased to see positive momentum in the marketplace. Our Gobi mobile internet solution, which provides ubiquitous connection to mobile operator networks worldwide, has been accepted by leading notebook manufacturers, and our Snapdragon platform has multiple design wins with several customers. MediaFLO USA continues its network deployment and FLO-TV will soon be offered by the two largest U.S. operators. We announced a partnership with Citi Cards that brings the total to four of the top 10 banks in the U.S. now taking advantage of the Firethorn solution. The fundamental drivers of our

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 3 of 18
business remain strong, and based on the current business outlook, we are raising fiscal 2008 revenue and earnings per share guidance.”
Cash and Marketable Securities
Qualcomm’s cash, cash equivalents and marketable securities totaled approximately $10.6 billion at the end of the second quarter of fiscal 2008, compared to $11.3 billion at both the end of the first quarter of fiscal 2008 and the year ago quarter. During the second quarter of fiscal 2008, we increased our quarterly dividend from $0.14 to $0.16 per share. On April 10, 2008, we announced a cash dividend of $0.16 per share payable on June 27, 2008 to stockholders of record at the close of business on May 30, 2008.
Estimated Share-Based Compensation
Total Qualcomm (GAAP) net income for the second quarter of fiscal 2008 included estimated share-based compensation, net of tax, of $88 million or $0.05 per diluted share. This compares to $84 million, or $0.05 per diluted share, in the prior year quarter.
Research and Development

		Estimated
	Qualcomm Pro	Share-Based	In-Process		Total Qualcomm
($ in millions)	Forma	Compensation	R&D	QSI	(GAAP)
Second quarter fiscal 2008	$472	$60	$—	$21	$553
As a % of revenue	18%			N/M	21%
Second quarter fiscal 2007	$370	$58	$10	$16	$454
As a % of revenue	17%				20%
Year-over-year change ($)	28%	3%		31%	22%

N/M — Not Meaningful
Pro forma R&D expenses increased 28 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services, including lower-cost devices, the integration of wireless with consumer electronics and computing, the convergence of multiband,

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 4 of 18
multimode, multinetwork products and technologies, third-party operating systems and services platforms. QSI R&D expenses were related to MediaFLO USA.
Selling, General and Administrative

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)
Second quarter fiscal 2008	$334	$61	$25	$420
As a % of revenue	13%		N/M	16%
Second quarter fiscal 2007	$301	$59	$25	$385
As a % of revenue	14%			17%
Year-over-year change ($)	11%	3%	0%	9%
Pro forma selling, general and administrative (SG&A) expenses increased 11 percent year-over-year, primarily attributable to an increase in professional fees and employee-related expenses, partially offset by a decrease in bad debt expense. QSI SG&A expenses were primarily related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2008 effective income tax rate is estimated to be 16 percent for total Qualcomm (GAAP) compared to our prior estimate of 17 percent provided on January 23, 2008. Our fiscal 2008 Qualcomm pro forma effective income tax rate is estimated to be 20 percent compared with our prior estimate of 21 percent. The second quarter total Qualcomm (GAAP) and pro forma effective tax rates of 15 percent and 19 percent, respectively, are lower than the estimated annual effective tax rates primarily due to the change in our annual estimate of foreign earnings taxed at less than the United States federal tax rate.
Qualcomm Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total Qualcomm (GAAP) results for the second quarter of fiscal 2008 included a $0.02 loss per share for the QSI segment. The second quarter of fiscal 2008 QSI results included $76 million in operating expenses, primarily related to MediaFLO USA.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 5 of 18
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items. In addition, our outlook does not include provisions for the consequences of injunctions or significant possible damages or costs related to litigation matters, unless damages have been awarded by a court.
During the second quarter of 2008, we entered into an agreement with Nokia Corp. to consolidate the arbitration we had filed against Nokia into the pre-existing litigation in Delaware originally filed by Nokia. That case now addresses, among other things, our dispute with Nokia regarding Nokia’s obligation to pay royalties for the use of certain of our patents. As a result of the dispute, under generally accepted accounting principles, we are not recording royalty revenue attributable to Nokia’s sales after April 9, 2007 until a court awards damages or the disputes are otherwise resolved by agreement with Nokia. We have excluded from our fiscal 2008 revenue and earnings guidance our estimate of royalties which we believe Nokia is required to report and pay to us under our existing license agreement in fiscal 2008.
In late 2004, we discovered that Ericsson and Sony Ericsson were underreporting and underpaying royalties to us for sales of subscriber units under the license agreement between Ericsson and us. In March 2008, the parties resolved the dispute as to both past and future sales. As part of the settlement, the parties have dismissed the arbitration addressing this dispute. The terms of the settlement are consistent with our prior financial guidance.
We continue to be engaged in litigation with Broadcom Corporation in various forums. On December 31, 2007, the Federal District Court in Santa Ana, Calif. issued an injunction as to certain of our products, while enjoining but mandating a limited license with respect to other products. We continue the effort to design products to avoid the claims of the patents found by the jury to infringe

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 6 of 18
Broadcom’s patents. We have introduced chipsets ready for commercial-production devices that do not include the accused function of the 6,847,686 patent. We are appealing the adverse findings in this case on an expedited schedule. We have included our estimate of the impact of this ruling in our outlook for fiscal 2008.
The following table summarizes total Qualcomm (GAAP) and Qualcomm pro forma guidance for the third fiscal quarter and fiscal year 2008 based on the current business outlook. The pro forma business outlook provided below is presented in a manner that is consistent with the presentation of pro forma results provided elsewhere herein.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 7 of 18
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
THIRD FISCAL QUARTER

Current Guidance
	Q3’07	Q3’08
	Results	Estimates
Qualcomm Pro Forma
Revenues	$2.33B	$2.5B-$2.7B
Year-over-year change		increase 8% - 16%
Diluted earnings per share (EPS)	$0.55	$0.50-$0.52
Year-over-year change		decrease 5% - 9%

Total Qualcomm (GAAP)
Revenues	$2.33B	$2.5B-$2.7B
Year-over-year change		increase 8% - 16%
Diluted earnings per share (EPS)	$0.47	$0.41-$0.43
Year-over-year change		decrease 9% - 13%
Diluted EPS attributable to QSI	($0.04)	($0.03)
Diluted EPS attributable to estimated share-based compensation	($0.04)	($0.06)

Metrics
MSM shipments	approx. 65M	approx. 85M - 88M
CDMA/WCDMA devices shipped (1)	approx. 86M* (2)	approx. 105M - 109M*
CDMA/WCDMA device wholesale average selling price (1)	approx. $215* (2)	approx. $223*

*	Shipments in Mar. quarter, reported in June quarter
FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2007	FY 2008	FY 2008
	Results (3)	Estimates (4)	Estimates (4)
Qualcomm Pro Forma
Revenues	$8.87B	$9.6B-$10.0B	$10.0B-$10.4B
Year-over-year change		increase 8% - 13%	increase 13% - 17%
Diluted earnings per share (EPS)	$2.01	$2.01-$2.07	$2.04-$2.09
Year-over-year change		even - increase 3%	increase 1% - 4%

Total Qualcomm (GAAP)
Revenues	$8.87B	$9.6B-$10.0B	$10.0B-$10.4B
Year-over-year change		increase 8% - 13%	increase 13% - 17%
Diluted earnings per share (EPS)	$1.95	$1.67-$1.73	$1.71-$1.76
Year-over-year change		decrease 11% - 14%	decrease 10% - 12%
Diluted EPS attributable to QSI	($0.08)	($0.12)	($0.11)
Diluted EPS attributable to estimated share-based compensation	($0.19)	($0.22)	($0.22)
Diluted EPS attributable to in-process R&D	($0.01)	$0.00	$0.00
Diluted EPS attributable to tax items related to prior years	$0.22	n/a	n/a

Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $214 (2)	approx. $203	approx. $217

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)(2)

		Prior Guidance	Current Guidance
	Calendar 2007	Calendar 2008	Calendar 2008
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates
March quarter	approx. 86M	not provided	approx. 105M - 109M
June quarter	approx. 89M	not provided	not provided
September quarter	approx. 95M	not provided	not provided
December quarter	approx. 112M	not provided	not provided
Calendar year range (approx.)	382M	492M - 522M	488M - 518M
	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 382M	approx. 507M	approx. 503M
CDMA units	approx. 209M	approx. 223M	approx. 223M
WCDMA units	approx. 173M	approx. 284M	approx. 280M

(1)	CDMA/WCDMA device shipments and average selling prices are estimated for the total market.

(2)	We perform periodic audits of the royalties payable by our licensees. As a result of our audit process, we determined during the fourth quarter of fiscal 2007 that total CDMA-based device shipments and average selling prices (ASPs) should be adjusted for certain periods in fiscal 2007. The adjustments related only to device shipments and ASPs and did not impact the amount or timing of our revenues. Historical units presented herein have been adjusted to reflect these adjustments.

(3)	Our fiscal 2007 results do not include royalty revenues attributable to Nokia’s sales after April 9, 2007 which, as of November 14, 2007, we estimated to be approximately $0.05 diluted earnings per share.

(4)	We have excluded from our fiscal 2008 revenue and earnings guidance our estimate of royalties which we believe Nokia is required to report and pay to us under our existing license agreement in fiscal 2008 which, as of December 20, 2007, we estimated to be approximately $0.25-$0.30 diluted earnings per share.
Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 8 of 18
     Results of Business Segments (in millions, except per share data): Second Quarter — Fiscal Year 2008

						Estimated		Total
				Reconciling	Qualcomm	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,620	$795	$194	$(5)	$2,604	$—	$2	$2,606
Change from prior year	29%	5%	(2%)	N/M	17%		N/M	17%
Change from prior quarter	3%	22%	(8%)	N/M	7%		100%	7%
EBT	$427	$684	$—	$(12)	$1,099	$(130)	$(63)	$906
Change from prior year	16%	8%	N/M	N/M	(1%)	(3%)	(50%)	(2%)
Change from prior quarter	(9%)	26%	N/M	N/M	(1%)	(5%)	(15%)	(3%)
EBT as a % of revenues	26%	86%	0%	N/M	42%	N/A	N/M	35%
Net income (loss)					$894	$(88)	$(40)	$766
Change from prior year					7%	(6%)	(100%)	6%
Change from prior quarter					3%	(5%)	(100%)	0%
Diluted EPS					$0.54	$(0.05)	$(0.02)	$0.47
Change from prior year					8%	0%	(100%)	9%
Change from prior quarter					4%	0%	(100%)	2%
Diluted shares used					1,643	1,643	1,643	1,643
First Quarter — Fiscal Year 2008

						Estimated			Total
				Reconciling	Qualcomm	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$1,574	$650	$210	$5	$2,439	$—	$—	$1	$2,440
EBT	470	541	24	76	1,111	(124)	(2)	(55)	930
Net income (loss)					872	(84)	(1)	(20)	767
Diluted EPS					$0.52	$(0.05)	$—	$(0.01)	$0.46
Diluted shares used					1,664	1,664	1,664	1,664	1,664
Second Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm	Share-Based	In-process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$1,259	$759	$198	$5	$2,221	$—	$—	$—	$2,221
EBT	368	636	20	82	1,106	(126)	(10)	(42)	928
Net income (loss)					838	(83)	(9)	(20)	726
Diluted EPS					$0.50	$(0.05)	$(0.01)	$(0.01)	$0.43
Diluted shares used					1,693	1,693	1,693	1,693	1,693
Third Quarter — Fiscal Year 2007

						Estimated		Total
				Reconciling	Qualcomm	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,367	$766	$196	$(4)	$2,325	$—	$—	$2,325
EBT	439	668	18	52	1,177	(114)	(91)	972
Net income (loss)					934	(75)	(61)	798
Diluted EPS					$0.55	$(0.04)	$(0.04)	$0.47
Diluted shares used					1,704	1,704	1,704	1,704
Twelve Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	Qualcomm	Share-Based		In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items (4)	R&D	QSI	(GAAP)
Revenues	$5,275	$2,772	$828	$(5)	$8,870	$—	$—	$—	$1	$8,871
EBT	1,547	2,340	88	388	4,363	(487)	—	(10)	(240)	3,626
Net income (loss)					3,406	(321)	364	(9)	(137)	3,303
Diluted EPS					$2.01	$(0.19)	$0.22	$(0.01)	$(0.08)	$1.95
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693
Six Months — Fiscal Year 2008

						Estimated			Total
				Reconciling	Qualcomm	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$3,194	$1,445	$405	$(1)	$5,043	$—	$—	$4	$5,047
Change from prior year	28%	6%	5%	N/M	19%			N/M	19%
EBT	$897	$1,224	$24	$65	$2,210	$(255)	$(2)	$(117)	$1,836
Change from prior year	31%	8%	(40%)	N/M	7%	1%	N/M	(38%)	8%
Net income (loss)					1,767	(173)	(1)	(60)	$1,533
Change from prior year					13%	(2%)	N/M	(43%)	12%
Diluted EPS					$1.07	$(0.10)	$—	$(0.04)	$0.93
Change from prior year					16%	0%	N/M	(100%)	15%
Diluted shares used					1,653	1,653	1,653	1,653	1,653
Six Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	Qualcomm	Share-Based		In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items	R&D	QSI (3)	(GAAP)
Revenues	$2,490	$1,359	$387	$4	$4,240	$—	$—	$—	$—	$4,240
EBT	684	1,134	40	200	2,058	(257)	—	(10)	(85)	1,706
Net income					1,560	(169)	33	(9)	(42)	1,373
Diluted EPS					$0.92	$(0.10)	$0.02	$(0.01)	$(0.02)	$0.81
Diluted shares used					1,689	1,689	1,689	1,689	1,689	1,689

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 9 of 18

(1)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(4)	During the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to prior years.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s second quarter fiscal 2008 earnings conference call will be broadcast live on April 23, 2008 beginning at 1:45 p.m. Pacific Daylight Time (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 23, 2008, beginning at approximately 5:30 p.m. PDT through May 23, 2008 at 9:00 p.m. PDT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 41658202. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 10 of 18
500 Index and is a 2008 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance. Further, share-based compensation is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is generally not an expense that requires or will require cash payment by the

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 11 of 18
Company. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total Qualcomm (GAAP) results and Qualcomm pro forma results and between total Qualcomm (GAAP) cash flow and Qualcomm pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; fluctuations in the demand for products, services or applications based on our technologies; our dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 12 of 18
pursue; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2008 Qualcomm Incorporated. All rights reserved. Qualcomm is a registered trademark of Qualcomm Incorporated. MediaFLO, FLO, FLO-TV, MSM, Gobi and Snapdragon are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 13 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 30, 2008
			Estimated		Total
	Qualcomm		Share-Based		Qualcomm
	Pro Forma		Compensation	QSI	(GAAP)
Revenues:
Equipment and services	$1,723		$—	$2	$1,725
Licensing and royalty fees	881		—	—	881

Total revenues	2,604		—	2	2,606

Operating expenses:
Cost of equipment and services revenues	781		9	30	820
Research and development	472		60	21	553
Selling, general and administrative	334		61	25	420

Total operating expenses	1,587		130	76	1,793

Operating income (loss)	1,017		(130)	(74)	813

Investment income, net	82	(a)	—	11 (b)	93

Income (loss) before income taxes	1,099		(130)	(63)	906
Income tax (expense) benefit	(205)	(c)	42	23 (d)	(140) (c)

Net income (loss)	$894		$(88)	$(40)	$766

Earnings (loss) per common share:
Diluted	$0.54		$(0.05)	$(0.02)	$0.47

Shares used in per share calculations:
Diluted	1,643		1,643	1,643	1,643

Supplemental Financial Data:
Operating Cash Flow	$1,056		$(53) (f)	$(56)	$947
Operating Cash Flow as a % of Revenues	41%			N/M	36%

Free Cash Flow (e)	$775		$(53) (f)	$(76)	$646
Free Cash Flow as a % of Revenues	30%			N/M	25%

(a)	Included $117 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $13 million in net realized gains on investments and $4 million in gains on derivative instruments from net decreases in the fair value of the put option liabilities related to our share repurchase program, partially offset by $47 million in other-than-temporary losses on investments and $5 million in interest expense.

(b)	Included $24 million in net realized gains on investments and $3 million in equity in earnings of investees, partially offset by $15 million in other-than-temporary losses on investments and $1 million in interest expense.

(c)	The second quarter of fiscal 2008 effective tax rates were approximately 15% for total Qualcomm (GAAP) and approximately 19% for Qualcomm pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the three months ended March 30, 2008, included herein.

(f)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 14 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Six Months Ended March 30, 2008
			Estimated			Total
	Qualcomm		Share-Based	In-Process		Qualcomm
	Pro Forma		Compensation (a)	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$3,425		$—	$—	$4	$3,429
Licensing and royalty fees	1,618		—	—	—	1,618

Total revenues	5,043		—	—	4	5,047

Operating expenses:
Cost of equipment and services revenues	1,533		19	—	52	1,604
Research and development	902		117	2	43	1,064
Selling, general and administrative	642		119	—	47	808

Total operating expenses	3,077		255	2	142	3,476

Operating income (loss)	1,966		(255)	(2)	(138)	1,571

Investment income, net	244	(b)	—	—	21 (c)	265

Income (loss) before income taxes	2,210		(255)	(2)	(117)	1,836
Income tax (expense) benefit	(443)	(d)	82	1	57 (e)	(303) (d)

Net income (loss)	$1,767		$(173)	$(1)	$(60)	$1,533

Earnings (loss) per common share:
Diluted	$1.07		$(0.10)	$(0.00)	$(0.04)	$0.93

Shares used in per share calculations:
Diluted	1,653		1,653	1,653	1,653	1,653

Supplemental Financial Data:
Operating Cash Flow	$2,070		$(101) (g)	$(2)	$(140)	$1,827
Operating Cash Flow as a % of Revenue	41%				N/M	36%

Free Cash Flow (f)	$1,683		$(101) (g)	$(2)	$(181)	$1,399
Free Cash Flow as a % of Revenue	33%				N/M	28%

(a)	Estimated share-based compensation presented above and excluded from pro forma results did not include $1 million, net of tax, related to share-based awards granted under a bonus program.

(b)	Included $269 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $83 million in net realized gains on investments and $6 million in gains on derivative instruments from decreases in the fair value of the put option liabilities related to our share repurchase program, partially offset by $104 million in other-than-temporary losses on investments and $10 million in interest expense.

(c)	Included $35 million in net realized gains on investments, $3 million in equity in earnings of investees and $1 million in interest and dividend income, partially offset by $15 million in other-than-temporary losses on investments and $3 million in interest expense.

(d)	The effective tax rate of 17% for total Qualcomm (GAAP) for the six months ended March 30, 2008 is higher than the estimated annual rate of 16% primarily due to the effect of discrete items recorded in the first six months of fiscal 2008. The effective tax rate of approximately 20% for pro forma for the six months ended March 30, 2008 is consistent with the estimated annual effective tax rate.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the six months ended March 30, 2008, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 15 of 18
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended March 30, 2008
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)
Net cash provided (used) by operating activities	$1,056	$(53)	(a)	$(56)	$947
Less: capital expenditures	(281)	—		(20)	(301)

Free cash flow	$775	$(53)		$(76)	$646

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$25	$—		$(25)	$—
Cash transfers to QSI (2)	(88)	—		88	—

Net cash transfers	$(63)	$—		$63	$—

	Six Months Ended March 30, 2008
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$2,070	$(101)	(a)	$(2)	$(140)	$1,827
Less: capital expenditures	(387)	—		—	(41)	(428)

Free cash flow	$1,683	$(101)		$(2)	$(181)	$1,399

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$29	$—		$—	$(29)	$—
Cash transfers to QSI (2)	(201)	—		—	201	—

Net cash transfers	$(172)	$—		$—	$172	$—

(1)	Cash from loan payments and sale of equity securities.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended April 1, 2007
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,159	$(87)	(a)	$(10)	$(71)	$991
Less: capital expenditures	(72)	—		—	(20)	(92)

Free cash flow	$1,087	$(87)		$(10)	$(91)	$899

	Six Months Ended April 1, 2007
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,994	$(119)	(a)	$(10)	$(85)	$1,780
Less: capital expenditures	(361)	—		—	(53)	(414)

Free cash flow	$1,633	$(119)		$(10)	$(138)	$1,366

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 16 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 30,	September 30,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$2,803	$2,411
Marketable securities	3,325	4,170
Accounts receivable, net	728	715
Inventories	612	469
Deferred tax assets	357	435
Collateral held under securities lending	334	421
Other current assets	192	200

Total current assets	8,351	8,821
Marketable securities	4,436	5,234
Property, plant and equipment, net	1,817	1,788
Goodwill	1,520	1,325
Deferred tax assets	770	318
Other assets	1,258	1,009

Total assets	$18,152	$18,495

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$658	$635
Payroll and other benefits related liabilities	282	311
Unearned revenues	212	218
Income taxes payable	22	119
Obligations under securities lending	334	421
Other current liabilities	530	554

Total current liabilities	2,038	2,258
Unearned revenues	128	142
Income taxes payable	212	—
Other liabilities	297	260

Total liabilities	2,675	2,660

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at March 30, 2008 and September 30, 2007	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,617 and 1,646 shares issued and outstanding at March 30, 2008 and September 30, 2007, respectively	—	—
Paid-in capital	5,976	7,057
Retained earnings	9,616	8,541
Accumulated other comprehensive (loss) income	(115)	237

Total stockholders’ equity	15,477	15,835

Total liabilities and stockholders’ equity	$18,152	$18,495

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 17 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 30,	April 1,	March 30,	April 1,
	2008	2007	2008	2007
Revenues:
Equipment and services	$1,725	$1,370	$3,429	$2,712
Licensing and royalty fees	881	851	1,618	1,528

Total revenues	2,606	2,221	5,047	4,240

Operating expenses:
Cost of equipment and services revenues	820	634	1,604	1,268
Research and development	553	454	1,064	895
Selling, general and administrative	420	385	808	754

Total operating expenses	1,793	1,473	3,476	2,917

Operating income	813	748	1,571	1,323

Investment income, net	93	180	265	383

Income before income taxes	906	928	1,836	1,706
Income tax expense	(140)	(202)	(303)	(333)

Net income	$766	$726	$1,533	$1,373

Basic earnings per common share	$0.47	$0.44	$0.94	$0.83

Diluted earnings per common share	$0.47	$0.43	$0.93	$0.81

Shares used in per share calculations:
Basic	1,617	1,659	1,626	1,656

Diluted	1,643	1,693	1,653	1,689

Dividends per share paid	$0.28	$0.24	$0.28	$0.24

Dividends per share announced	$0.14	$0.12	$0.28	$0.24

Qualcomm Announces Second Quarter Fiscal 2008 Results	Page 18 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 30,	April 1,	March 30,	April 1,
	2008	2007	2008	2007
Operating Activities:
Net income	$766	$726	$1,533	$1,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111	93	219	184
Non-cash income tax expense	10	131	82	229
Non-cash portion of share-based compensation expense	130	127	255	257
Incremental tax benefits from stock options exercised	(53)	(87)	(101)	(119)
Net realized gains on marketable securities and other investments	(37)	(55)	(118)	(119)
Other-than-temporary losses on marketable securities and other investments	62	1	119	2
Other items, net	(14)	1	(11)	6
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(35)	(8)	8	(17)
Inventories	(88)	(17)	(135)	(98)
Other assets	31	(57)	42	(155)
Trade accounts payable	97	87	20	134
Payroll, benefits and other liabilities	(31)	7	(66)	1
Unearned revenues	(2)	42	(20)	102

Net cash provided by operating activities	947	991	1,827	1,780

Investing Activities:
Capital expenditures	(301)	(92)	(428)	(414)
Purchases of available-for-sale securities	(1,276)	(1,908)	(2,960)	(3,581)
Proceeds from sale of available-for-sale securities	1,497	1,909	3,989	4,345
Other investments and acquisitions, net of cash acquired	(46)	(7)	(275)	(227)
Change in collateral held under securities lending	(51)	—	87	—
Other items, net	26	3	26	1

Net cash (used) provided by investing activities	(151)	(95)	439	124

Financing Activities:
Proceeds from issuance of common stock	159	158	236	255
Incremental tax benefits from stock options exercised	53	87	101	119
Dividends paid	(455)	(398)	(455)	(398)
Repurchase and retirement of common stock	(769)	(40)	(1,670)	(136)
Change in obligations under securities lending	51	—	(87)	—

Net cash used by financing activities	(961)	(193)	(1,875)	(160)

Effect of exchange rate changes on cash	—	1	1	2

Net (decrease) increase in cash and cash equivalents	(165)	704	392	1,746
Cash and cash equivalents at beginning of period	2,968	2,649	2,411	1,607

Cash and cash equivalents at end of period	$2,803	$3,353	$2,803	$3,353